Exhibit 99.906 CERT

Certification Under Section 906
of the Sarbanes-Oxley Act of 2002

James I. Ladge, President, Chief Executive Officer, Treasurer and Chief Financial Officer of the The Appleton Funds (the “Registrant”), certifies to the best of his knowledge that:

1.           The Registrant’s periodic report on Form N-CSR for the period ended December 31, 2008 (the “Form N-CSR”) fully complies with the requirements of section 13(a) or 15(d) of the Securities and Exchange Act of 1934, as amended; and

2.           The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Chief Executive Officer	Chief Financial Officer
The Appleton Funds	The Appleton Funds

/s/ James I. Ladge____________	/s/ James I. Ladge_____________
James I. Ladge	James I. Ladge
Date: March 3, 2009	Date: March 3, 2009

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to the Registrant and will be retained by the Registrant and furnished to the Securities and Exchange Commission (the  "Commission") or its staff upon request.

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR with the Commission.